Exhibit 99.1

Contact: Home Federal Bancorp, Inc. Len E. Williams, President & CEO Eric S. Nadeau, EVP, Treasurer & CFO 208-466-4634 www.myhomefed.com

HOME FEDERAL BANK ANNOUNCES LEADERSHIP
TEAM CHANGES IN IDAHO AND OREGON

Nampa, ID (September 3, 2010) – Home Federal Bancorp, Inc.’s (the “Company”) (Nasdaq GSM: HOME) financial institution subsidiary, Home Federal Bank (the “Bank”), today announced the appointment and realignment of several members of its leadership team in Idaho and Oregon.

R. Shane Correa has been named Executive Vice President and Chief Banking Officer. He will be responsible for providing leadership and strategic direction for commercial banking, consumer banking and operations services in the Bank’s three regions: Idaho, Central Oregon, and Western Oregon. He will report directly to Len E. Williams, President and CEO, and will be relocating to the Treasure Valley. Mr. Correa most recently served as Executive Vice President and Region President for the Bank’s Central Oregon region.

Cindy Bateman has been promoted to Executive Vice President and Chief Credit Officer. Ms. Bateman is responsible for providing support, direction, credit information, and loan policies and procedures to ensure the overall quality of the Bank’s lending portfolio. As a critical member of the leadership team, she provides leadership and guidance in all aspects of commercial and consumer lending. Ms. Bateman leads the Credit Administration team and reports directly to Mr. Williams.

Sean P. Watt has been named Senior Vice President and Market President for the Central Oregon region headquartered in Bend. His duties will include leading the commercial banking team, 12 full-service branch locations, small business banking and all customer service functions in Central Oregon. Mr. Watt most recently served as Senior Vice President and Branch Administrator for Home Federal’s Idaho region. He and his family will be relocating to the Central Oregon region.

David M. Eldred has been named Senior Vice President and Director of Marketing. In his new position, Mr. Eldred is responsible for developing and managing the Bank’s strategic marketing plan and works closely within the leadership team to support the objectives of the Consumer and Commercial Banking Divisions. He coordinates the public relations and communication efforts of the organization and manages the Marketing Department staff. Mr. Eldred will report directly to Mr. Williams.

Terry Fesler has been named Senior Vice President and Retail Banking Manager for the Idaho region. In his new position, Mr. Fesler is responsible for leading the sales and service teams at the Bank’s 14 retail branch locations in Idaho. He will report directly to Shane Correa, EVP and Chief Banking Officer.

Commenting on the appointments of these individuals, Mr. Williams stated, “We are excited about the appointments of these individuals to our leadership team and believe that these changes in management will allow Home Federal Bank to continue providing excellent customer service to our banking customers.”

About the Company
Home Federal Bancorp, Inc. is headquartered in Nampa, Idaho and is the parent company of Home Federal Bank, a community bank originally organized in 1920. Home Federal Bank operates a total of 37 full-service banking offices in the Treasure Valley region of southwestern Idaho; the Tri-County region of central Oregon; and in Lane, Josephine, Jackson and Multnomah counties in western Oregon. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol “HOME.” For more information, visit the Home Federal Bank website at www.myhomefed.com.

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators, regulatory and accounting changes, risks related to construction and development lending, commercial and small business banking, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames, and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2009, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.